Exhibit 10.4

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Executive Employment Agreement (this "Amendment") is entered into this 4th day of August, 2025, by J. David Donahue ("Donahue") and THE GEO GROUP, INC. ("GEO").

RECITALS:

WHEREAS, effective as of January 1, 2025, Donahue and GEO entered into the Executive Employment Agreement (the "Agreement");

WHEREAS, on July 3, 2025, the Compensation Committee of the Board of Directors (the "Compensation Committee") approved the modification of Donahue's annual target bonus from 100% to 150% of his base salary and the adjustment of Donahue's annual stock award from 100% to 150% of his base salary; and

WHEREAS, Donahue and GEO desire to amend the Agreement to reflect the modifications to Donahue's annual target bonus and annual stock award previously approved by the Compensation Committee.

NOW, THEREFORE, in consideration of the foregoing recitals and the affirmation of the existing mutual promises and covenants contained in this Amendment, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Donahue and GEO agree as follows:

1. The recitals set forth above are true and correct.

2. Capitalized terms used in this Amendment, including in the recitals set forth above, which are not otherwise defined herein, shall have the meanings given to such terms in the Agreement.

3. The effective date of this Amendment shall be August 4, 2025. For the avoidance of doubt, no term of this Amendment shall have any effect prior to such effective date.

4. Section 4.B. of the Agreement shall be amended in its entirety as follows:

"Annual Performance Award. For each fiscal year of employment during which the Company employs the Executive, the Executive shall be entitled to receive a target annual performance award of one hundred fifty percent (150%) of Executive's Annual Base Salary, in accordance with the terms of any plan governing senior management

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performance awards then in effect as established by the Compensation Committee (the "Annual Performance Award"), with such Annual Performance Award to be paid in accordance with the terms of the applicable plan.

5. Section 4.C. of the Agreement shall be amended in its entirety as follows:

"Stock Incentive Plan. Executive shall be entitled to receive an annual equity incentive award of restricted stock with a grant date fair value equal to at least one hundred and fifty percent (150%) of Executive's then current annual base salary that shall vest upon the attainment of certain performance goals in accordance with the terms of the Company's equity compensation plan."

6. Except as amended and modified hereby, all the terms, provisions and conditions of the Agreement are hereby ratified and affirmed and shall remain in full force and effect.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and entered into as of the date and year first above written.

J. David Donahue
/s/_J. David Donahue_____________________
Date: August 4, 2025__________________
The GEO Group, Inc.
By: /s/ George C. Zoley_____________________ Title:Executive Chairman Printed Name: George C. Zoley_____________ Date: August 4, 2025___________________

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